UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 8, 2016

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 8, 2016, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2016. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

In addition to the quarterly and year-to-date financial information determined in accordance with generally accepted accounting principles (GAAP) that are included in the attached press release, the press release includes certain non-GAAP financial measures. Management believes that these non-GAAP financial measures are helpful in understanding the Company’s past financial performance and future financial performance. The attached press release includes the following non-GAAP financial measures:

•
Consolidated and Segment adjusted income before taxes, excluding the Company’s Maritech segment and special charges. Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show TETRA’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

•
Adjusted EBITDA. Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation, amortization and equity compensation expenses. Adjusted EBITDA may be presented on a consolidated and segment basis. Management uses Adjusted EBITDA as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

•
Net Debt. Net Debt is defined as the sum of long-term and short-term debt on the Company’s consolidated balance sheet less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management believes that Net Debt provides information concerning the Company’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

•
Adjusted free cash flow. Adjusted free cash flow is cash from operations, excluding cash settlements of Maritech’s asset retirement obligations, less capital expenditures net of sales proceeds, and including cash distributions to TETRA from CSI Compressco LP. Management believes this is an important supplemental financial measure because it allows management to assess the Company’s ability to retire debt, and evaluate the capacity to further invest and grow.

The methods the Company uses to produce these non-GAAP financial measures may differ from methods used by other companies. The foregoing non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission. Reconciliations to the nearest GAAP financial measure of each non-GAAP financial measure is included in the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 8, 2016, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Stuart M. Brightman
Stuart M. Brightman
President & Chief Executive Officer
Date: August 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 8, 2016, issued by TETRA Technologies, Inc.

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